Exhibit 99.01




News

                                                         {Southern Company Logo}





Media Contact:    Marc Rice
                  404-506-5333 or 1-866-506-5333
                  media@southerncompany.com
                  www.southerncompany.com

Investor Relations Contact:
                  Glen Kundert
                  404-506-5135
                  gakunder2@southernco.com




                                                                   Oct. 25, 2005


            Southern Company reports solid earnings for third quarter

ATLANTA - Unseasonably warm weather in September along with sustained economic strength in the Southeast helped Southern Company to deliver solid earnings in the third quarter.

The company reported third quarter earnings of $722.2 million, or 97 cents a share, compared with $644.5 million, or 87 cents a share, in the same period a year ago.

For the first nine months of this year, earnings were $1.43 billion, or $1.92 per share, compared with $1.33 billion, or $1.80 per share, in the same period of 2004.

Compared with extremely mild weather in the third quarter last year, the weather was normal for most of the 2005 third quarter, then hotter than normal in September -- the warmest temperatures for that month in a quarter-century -- which led to greater usage of electricity by Southern Company customers overall.

Additionally, the regional economy remained relatively strong, and the number of customers served by Southern Company and its subsidiaries continued to grow, totaling more than 4.2 million at the end of the third quarter.

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Southern Company's Mississippi Power and Alabama Power subsidiaries were hit hard by Hurricane Katrina during the third quarter. All 195,000 of Mississippi Power's customers and nearly 637,000 of Alabama Power's - about 49 percent - lost electric service in the wake of the storm. In terms of physical damage, it was the worst storm ever faced by Mississippi Power. Historically, the uninsured costs of repairing hurricane damage have been recovered through regulatory action, and Mississippi Power and Alabama Power have begun the process of working with their state Public Service Commissions to seek recovery of those costs.

"I am proud of the way our people continue to meet our financial, operational and customer satisfaction targets, as evidenced by our strong performance in the third quarter," said David M. Ratcliffe, chairman, president and chief executive officer.

"Just as important as the numbers on a financial statement is how a company responds when it is tested, as we have been by three major hurricanes in the past year." Ratcliffe added. "In that regard, the actions of our people to restore power - it was back on for all customers who could receive it within 12 days - as well as to help the coastal area otherwise get back on its feet after Hurricane Katrina have been nothing short of outstanding."

Third quarter revenues were $4.38 billion, compared with $3.44 billion in the third quarter a year ago. Revenues for the first nine months of the year were $10.39 billion, compared with $9.18 billion in the same period last year.

Kilowatt-hour sales to retail customers in Southern Company's four-state service area increased 5.6 percent in the third quarter of this year, compared with the same period in 2004. Residential electricity use increased 11.4 percent, primarily because of the warmer weather. In 2005, some Georgia Power industrial customers were reclassified from the industrial class to the commercial class to be consistent with the rate structure approved by the Georgia Public Service Commission. Adjusting the 2004 numbers for comparison purposes, electricity use by commercial customers -- offices, stores and other non-manufacturing firms - increased 6.4 percent, also mainly because of the weather. Industrial energy use decreased 1.1 percent. As reported, without adjusting the 2004 kilowatt-hour sales, commercial sales for the third quarter of this year are up 8.5 percent and industrial energy sales are down 3.0 percent.

Total sales of electricity to Southern Company's customers in the Southeast, including wholesale sales, increased 8.2 percent, compared with the third quarter last year.

In conjunction with this earnings announcement, Southern Company has posted on its Web site a package of detailed financial information on its third quarter performance. These materials are available at 7:30 a.m. EDT Oct. 25 at www.southerncompany.com.

Southern Company's financial analyst call will be at 1 p.m. EDT Oct. 25, at which time Ratcliffe and Chief Financial Officer Tom Fanning will discuss earnings and earnings guidance as well as a general business update. Investors, media and the public may listen to a live Webcast of the call at www.southerncompany.com. A replay of the Webcast will be available at the site for 12 months.

With more than 4 million customers and nearly 39,000 megawatts of generating capacity, Atlanta-based Southern Company (NYSE: SO) is the premier super-regional energy company in the Southeast and a leading U.S. producer of electricity. Southern Company owns electric utilities in four states, a growing competitive generation company and a competitive retail natural gas business, as well as fiber optics and wireless communications. Southern Company brands are known for excellent customer service, high reliability and retail electric prices that are 15 percent below the national average. Southern Company has been ranked the nation's top energy utility in the American Customer Satisfaction Index six years in a row. Southern Company has more than 500,000 shareholders, making its common stock one of the most widely held in the United States. Visit the Southern Company Web site at www.southerncompany.com.

Forward Looking Statements Note:
The following factors, in addition to those discussed in Southern Company's Annual Report on Form 10-K for the year ended Dec. 31, 2004, and subsequent securities filings, could cause results to differ materially from management expectations as suggested by such forward-looking information: the impact of recent and future federal and state regulatory change, including legislative and regulatory initiatives regarding deregulation and restructuring of the electric utility industry, and also changes in environmental, tax and other laws and regulations to which Southern Company and its subsidiaries are subject, as well as changes in application of existing laws and regulations; current and future litigation, regulatory investigations, proceedings or inquiries, including the pending EPA civil actions against certain Southern Company subsidiaries, FERC matters, IRS audits and Mirant-related matters; the effects, extent and timing of the entry of additional competition in the markets in which Southern Company's subsidiaries operate; variations in demand for electricity and gas, including those relating to weather, the general economy and population and business growth (and declines); available sources and costs of fuels; ability to control costs; investment performance of Southern Company's employee benefit plans; advances in technology; state and federal rate regulations and the impact of pending and future rate cases and negotiations; the performance of projects undertaken by the non-utility businesses and the success of efforts to invest in and develop new opportunities; internal restructuring or other restructuring options that may be pursued; potential business strategies, including acquisitions or dispositions of assets or businesses, which cannot be assured to be completed or beneficial to Southern Company or its subsidiaries; the ability of counterparties of Southern Company and its subsidiaries to make payments as and when due; the ability to obtain new short- and long-term contracts with neighboring utilities; the direct or indirect effect on Southern Company's business resulting from terrorist incidents and the threat of terrorist incidents; interest rate fluctuations and financial market conditions and the results of financing efforts, including Southern Company's and its subsidiaries' credit ratings; the ability of Southern Company and its subsidiaries to obtain additional generating capacity at competitive prices; catastrophic events such as fires, earthquakes, explosions, floods, hurricanes or other similar occurrences; the direct or indirect effects on Southern Company's business resulting from incidents similar to the August 2003 power outage in the Northeast; and the effect of accounting pronouncements issued periodically by standard-setting bodies. Southern Company and its subsidiaries expressly disclaim any obligation to update any forward-looking information.

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